                                                                   EXHIBIT 10.4


                              THREE-PARTY AGREEMENT


           THIS AGREEMENT, is made and executed as of the 31st day of October 1994, by and between UNIVERSITY OF IOWA RESEARCH PARK CORPORATION, an Iowa corporation, hereinafter referred to as "RESEARCH," MYRIAD DEVELOPERS, L.C., an Iowa limited liability company, hereinafter referred to as "MYRIAD," and UROSURGE, INC., a Delaware corporation, hereinafter referred to as "UROSURGE"

           WITNESSETH:

           WHEREAS, Research has leased property from the Iowa State Board of Regents for the development of a research park in Coralville, Iowa, which consists of certain real estate located at the University's Oakdale Campus, and

           WHEREAS, Research has entered into a certain Land Lease dated October 31, 1994, whereunder Research is the Lessor and Myriad is the Lessee with respect to a portion of Lot 4, on the Oakdale Research Park Subdivision Final Plat, and

           WHEREAS, Myriad has entered into a certain Lease Agreement dated October 31, 1994, whereunder Myriad is the Landlord and Urosurge is the Tenant with respect to a portion of said Lot 4 the real estate which is the subject of the lease between Research and Myriad, and

           WHEREAS, the parties have agreed to enter into a certain agreement which provides for the respective rights of the parties upon default by Myriad under its Land Lease with Research.

           IT IS, THEREFORE, AGREED BY AND BETWEEN THE PARTIES FOR GOOD AND VALUABLE CONSIDERATION:

           1. That Research acknowledges that it has reviewed the Lease Agreement dated October 31, 1994, whereunder Myriad is the Landlord and Urosurge is the Tenant, and Research hereby consents to the terms and conditions thereof and hereby consents to the subleasing of the property by Myriad to Urosurge.

           2. That in the event of any default by Myriad under its Land Lease with Research, Research hereby agrees to give written notice thereof to Urosurge and allow Urosurge to cure any of said defaults on behalf of Myriad, within the terms provided therefor under the Land Lease. Any cost incurred by Urosurge in curing Myriad's said defaults may be offset by Urosurge against its obligations under the Lease Agreement with Myriad.

           3. That any and all notices, requests, or communications given hereunder shall be in writing and shall be delivered or mailed by first class registered or certified mail, postage prepaid, with return receipt requested, directed to the party at the following addresses:

                    TO: University of Iowa Research Park Corporation Oakdale Campus
                           University of Iowa
                           Iowa City, Iowa 52242

                           Attention Director

                    TO:    Myriad Developers, L.C.
                           1400 Highway 13 S.E.
                           Cedar Rapids, Iowa 52406-2517
                           Attention Dennis L. Murdock
                                          and Patrick Murphy


                    TO:    Urosurge, Inc.




           5. That this Agreement and the terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and assignees, where permitted by this Agreement.

           6. That this instrument constitutes the full and complete agreement of the parties with respect to the subject matter hereof. All modifications, amendments, or changes shall be in writing, to be effective, and shall be executed by all parties.

           IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month, and year first above-written.



UNIVERSITY OF IOWA RESEARCH                     MYRIAD DEVELOPERS, L.C.
PARK CORPORATION


By  [SIG]                                       By /s/ PATRICK H. MURPHY
  -----------------------------                   -----------------------------
                                                  Patrick H. Murphy, Manager

RESEARCH                                        MYRIAD



UROSURGE, INC.



By /s/ DAVID H. MAUPIN
   -----------------------------
   David H. Maupin

UROSURGE

                                 LEASE AGREEMENT


           This Lease Agreement is made this 31st day of October 1994, between MYRIAD DEVELOPERS, L.C., an Iowa limited liability company, (the "LANDLORD") and UROSURGE, INC., a Delaware corporation, (the "TENANT").


                                      Schedule

NAME OF TENANT:                       Urosurge, Inc.
LOCATION OF BUILDING:                 Oakdale Campus
                                      Coralville, Iowa
LEGAL DESCRIPTION:                    Lot 4, Oakdale Research Park
TENANT'S USE OF BUILDING:             Laboratory, offices and production
RENTABLE SQUARE FEET:                 10,004
ANNUAL BASE RENT:                     $84,033.60     MONTHLY RENT: $7,002.80
RATE PER SQUARE FOOT PER YEAR:        $8.40 subject to adjustment
TERM OF LEASE:                        Five years with one five-year option to
                                      renew.
COMMENCEMENT DATE:                    Completion of construction.
TOTAL RENTABLE SQUARE FOOTAGE:        10,004
PROPORTIONATE SHARE OF TAXES:         100%
TAXES/BASE YEAR:                      Not applicable, Tenant pays all taxes.
REQUIRED DEPOSIT:                     None
PARKING:                              _____spaces surrounding the Building.
TERMINATION DATE OF LEASE:            5 years from commencement date.



LANDLORD -- MYRIAD DEVELOPERS, L.C.
            an Iowa limited liability company




           By  Patrick H. Murphy
             ------------------------------------
               Manager
             ------------------------------------, Agent

TENANT -- UROSURGE, INC.



           By  David H. Maupin
             ------------------------------------
             ------------------------------------

           1. LEASING AGREEMENT. Landlord hereby leases to Tenant, and Tenant hereby leases the Building, from the Landlord for a term commencing on the completion of construction of Landlord and Tenant's improvements as evidenced by the issuance of a certificate of occupancy, and terminating five years from the commencement date, unless sooner terminated or renewed according to the terms hereof. The Building shall be occupied and used by the Tenant only for the uses described herein.

           2. USE OF BUILDING. The Building shall be occupied and used by the Tenant only for those purposes and uses allowable hereunder. The Tenant's use, and this Lease, are subject to the terms and conditions of a certain Land Lease entered into on the 31st day of October 1994, by and between IOWA RESEARCH PARK CORPORATION, as "Lessor" and MYRIAD, DEVELOPMENT, L.C., as "Lessee," a copy of which is attached hereto, however, Tenant is not obligated to pay any sums thereunder. The Tenant acknowledges that it has reviewed all provisions contained therein, including those provisions applicable to the use of the Building. The Tenant hereby acknowledges that the building will be used for the following purposes: laboratory, administrative offices for research and development, and light prototype manufacturing. Any changes in said use shall be subject to and in compliance with the provisions hereof.

           3. RENT. Tenant shall pay to Landlord at Landlord's office in the City of Cedar Rapids, Iowa or to such other person or at such other place as directed from time to time by notice to the Tenant from Landlord the annual base rent as set forth in the Schedule in equal monthly installments as set forth in the Schedule. Each monthly installment shall be payable in advance promptly on the first day of each calendar month during the term of this Lease and shall bear interest at the rate of 10 percent (10%) per annum from and after the 10th day of the month if not then paid until the date when paid. If the term should commence or terminate on a day other than the first day of the month, then the rent for the first and last month shall be prorated for such fractional month. All rent payable by Tenant hereunder shall be net to Landlord. All expenses and obligations of every kind and nature whatsoever relating to the building, which may arise or become due during the term of this Lease including, but not limited to, taxes, utilities, insurance, and maintenance shall be paid by the Tenant and Tenant shall indemnify and hold the Landlord harmless from said expenses. This Lease is a net, net, net Lease and Landlord shall have no expenses associated with the Building.

           4. ADDITIONAL RENT AND TAXES. In addition to the base rent provided for above and on the Schedule, the Tenant shall pay, as additional rent, all of the real estate taxes prorated from the commencement date and all special assessments due and payable during the lease term, and all prorated taxes. and special assessments becoming payable after the termination of the Lease for periods during the term of the Lease, which amounts shall be paid monthly with the base rent. The Landlord shall notify the Tenant of any increases in taxes during the term of this Lease. All other sums required to be paid by Tenant hereunder shall be deemed additional rent.

           5. Utilities. Landlord will furnish nonducted heating ventilation and air conditioning, telephone, electric service and plumbing as described in paragraph 19 hereof. Tenant will pay for all utility costs and charges during the lease term.

           6. Services. Tenant shall keep the leased Building clean, neat, and shall provide its own janitor and cleaning services. Tenant will keep the windows clean inside and out and keep the inner walls painted or washed to maintain a neat appearance.

           7. Parking. The Tenant for itself and its invitees and guests shall have use of the space surrounding the Building which has been constructed by the Landlord for parking purposes, subject to parking rights granted to tenants and their invitees of other buildings within Lot 4, Oakdale Research Park. The Tenant shall have the exclusive use of 6 parking spaces requested by Tenant.

           8. Recording. Except for recording of a memorandum of this Lease which may be accomplished only if approved by Landlord, nothing contained shall empower Tenant to do any act which can, shall or may encumber the interest or title of Landlord or its assignee in and to the ground or building.

           9. Mortgage by Landlord. From time to time either before or after the execution of this Lease and before the termination of the term thereof, Landlord may execute a mortgage or trust deed in the nature of a mortgage of Landlord's interest in the building. IN SUCH EVENT:

              A. If requested by the mortgagee or trustee, Tenant will subordinate its interest in this Lease to said mortgage or trust deed and will execute such subordination agreement or agreements as may be reasonably required by said mortgagee or trustee, provided, however, that so long as Tenant shall not be in default under this Lease, its right of possession and enjoyment of the Building shall be and remain undisturbed and unaffected by said mortgage or trust deed or by any foreclosure proceedings thereunder, and any subordination agreement executed pursuant to this paragraph shall contain language specifically so providing.

              B. Should such mortgage be foreclosed, the liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease, shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the subject real estate and such liability shall not continue or survive after further transfer of ownership.

              C. Landlord agrees promptly to notify Tenant of the placing of any mortgage or trust deed against the leasehold estate of which the Building forms a part and Tenant agrees in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (i) until it has notified in writing the holder of any mortgage which at the time shall be a lien on the Building, if the name and address of such holder shall previously have been furnished by written notice to Tenant, of such act or omission, and (ii) until a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such act or omission shall have lapsed following the giving of such notice, and (iii) such holder, with reasonable diligence shall not have so commenced and continued to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the rental herein recited shall be abated and apportioned to the extent that any part of the Building shall be untenantable.

              D. If such mortgage be foreclosed, upon request of the mortgagee or trustee, Tenant will attorn to the purchaser at any foreclosure sale thereunder and will execute such instruments as may be necessary or appropriate to evidence such attornment. Likewise Tenant will attorn to the leasehold mortgagee in the event said leasehold mortgagee should ever become the owner of the leasehold estate covered by its mortgage or should become the owner of any new lease in replacement or substitution of such leasehold estate.

           10. Certain Rights Reserved to the Landlord. The Landlord preserves the following rights:

              A. Occupancy. During the last one hundred twenty (120) days of the term of this Lease, if during or prior to that time the Tenant vacates the Building, to decorate, remodel, repair, alter or otherwise prepare the Building for reoccupancy.

              B. Pass keys. To have pass keys to the Building for access to the Building in the event of emergencies requiring Landlord's action to prevent or limit damages to the Building.

              C. Access for Inspections. To have access for the purpose of inspecting the condition of the Building, at convenient times and with reasonable advance notice provided to Tenant.

              D. Show Building. To show the Building to prospective tenants or brokers during the last 120 days of the term of this Lease as extended, and to prospective purchasers at all reasonable times provided prior notice is given to Tenant in each case and the Tenant's use and occupancy of the Building shall not be materially inconvenienced by any such action of the Landlord.

              E. Heavy Equipment. To approve the weight, size and location of safes or heavy equipment of articles which articles may be moved, in, about, or out of the Building only at such times and in such manner as Landlord shall approve and, in all events, however, at Tenant's sole risk and responsibility.

           The Landlord may enter the Building and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant.

           11. Liability Claims. Tenant waives all claims it may have against Landlord, its agents or Employees or damage to person or property sustained by Tenant or any occupant or other person resulting from any cause, except if caused by the negligence of the Landlord, its agents or employees.

           Tenant shall carry fire and extended coverage insurance insuring the full replacement value of the building and the Tenant improvements in the Building and its interest in its furniture, equipment, and supplies, and Tenant shall waive any rights of action against Landlord for loss or damage covered by such insurance, and the policies shall permit such waiver.

           Tenant will secure and maintain general liability insurance naming the Tenant and Landlord as insureds from financially responsible insurance companies. If Tenant occupies space in which there is exterior plate glass, then Tenant shall be responsible for the damage, breakage or repair of such plate glass. If any damage to the Building results from any act or neglect of the Tenant, the Landlord may at the Landlord's option, without any obligation to do so, repair such damage, and the Tenant shall thereupon pay to the Landlord the total cost of such repairs and damages to the Building.

           The parties agree that Tenant shall maintain public liability insurance, pursuant to the terms of this paragraph, with minimum limits of $2,000,000 and shall furnish the certificate to Landlord showing said insurance is in full force and effect.

           12. Conditions of Building. During the term of this Lease, Tenant shall maintain at its sole cost the building and all components thereof in good condition and repair, with its failing to do so constituting a default hereunder. In the event Tenant fails to maintain the Building as required hereunder, Landlord may restore the Building to such condition, and the Tenant shall pay the cost thereof. At the termination of this Lease, Tenant shall return the Building to the Landlord in good condition and repair, and, if the Tenant is not in default hereunder, the Tenant may remove any removable fixtures other than light fixtures and other like equipment installed by Tenant if, and only if, such removals are done in a good and workmanlike manner and if the Building and all surfaces are restored to conditions reasonably acceptable to the Landlord.

           13. Alterations. After construction of the Building by Landlord and completion of fixtures and interior improvements by Tenant, Tenant shall not make alterations in or additions to the Building unless Tenant has obtained Landlord's written permission to do so, and subject to Tenant's not being in default hereunder and subject to furnishing Landlord with acceptable plans and specifications, the names and addresses of contractors, copies of contracts, necessary permits and indemnifications as requested by the Landlord and lien waivers as to any and all claims, costs, liabilities, and expenses which may arise in connection with said alterations or additions. As a further condition to Landlord's consent to said alterations or additions, Tenant shall advise all subcontractors, suppliers, materialmen, and laborers that they shall not have the right to file a Mechanic's Lien against the Building and property owned by the Landlord. Whether the Tenant furnished the Landlord the foregoing or not, the Tenant hereby agrees to hold the Landlord harmless from any and all liabilities of every kind and description which may arise out of or be conducted in any way with said alterations or additions. Before commencing any work in connection with alterations or additions, the Tenant, if requested by Landlord, shall furnish the Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring the Landlord against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. The Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the Building occasioned by such alterations and additions.

           Upon completing any alterations or additions, the Tenant, if requested by Landlord, shall furnish the Landlord with contractors' affidavits and full and final waiver of lien and receipted bills covering all labor and material expended and used. All alterations and additions shall comply with all insurance requirements and with all relevant laws, ordinances, or regulations of municipalities, counties, state, or departments and agencies thereof. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All additions, excepting removable fixtures other than light fixtures, shall become the Landlord's property and shall remain upon the Building at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Tenant. If the Tenant does not remove the Tenant's fixed furniture, equipment, machinery, fixtures, and all other items of personal property of every kind and description from the Building prior to the end of the term, however ended, which the Tenant does not have the right to remove if it is in default hereunder, then Tenant shall conclusively presumed to have conveyed the same to the Landlord under this Lease as a bill of sale without further payment or credit by Landlord to the Tenant. All structural changes made by Tenant shall be restored to their original condition at the Tenant's expense if Landlord so requests. Tenant's violation of any of the terms and conditions of this numbered paragraph 13 shall constitute a default hereunder.

           14. Rules and Regulations. The Tenant shall abide by all reasonable rules and regulations adopted by Landlord pertaining to the operation and management of the building. If any rules and regulations are contrary to the terms of this Lease, the terms of the Lease shall govern.

           15. Fire and Casualty. If the Building or any part thereof shall be damaged or partially destroyed by fire or other casualty, the Tenant shall promptly notify the Landlord, and, at the Tenant's sole cost and expense, and whether or not the insurance proceeds are sufficient, restore, repair, replace, or rebuild the Building. Said restoration shall be at least equal in quality and class to the original construction, shall be of a design approved in writing by the Landlord, shall be performed pursuant to plans and specifications approved by the Landlord and in accordance with all provisions applicable to said work and all other provisions of this Lease. The restoration shall be commenced within ninety (90) days from the date of damage or partial destruction, provided, however, the Landlord may grant such extensions of time for the adjustment of insurance and the preparation of plans and specifications as reasonably may be required. The architect or engineer in charge of such work shall be selected by the Tenant and approved in writing by the Landlord. The Tenant shall diligently complete the restoration. The Landlord agrees to oversee and supervise all construction required under this paragraph 15; without altering or modifying the Tenant's responsibilities hereunder.

           No partial destruction or damage to the Building or any part thereof shall permit the Tenant to surrender this Lease or relieve the Tenant from its obligations to pay rent or from any other obligations hereunder. The Tenant waives any rights now or in the future conferred upon it by statute or otherwise to quit or surrender this Lease or to any rebate, refund, suspension, diminution, abatement, or reduction of rent on account of any partial destruction or damage to the Building.

           If the Building is totally destroyed by fire or by any other casualty, the Tenant shall promptly notify the Landlord, and, at the Tenant's sole discretion, restore, replace, repair or rebuild the Building in accordance with the provisions of this paragraph, or terminate this Lease. In the event the Tenant elects to terminate this Lease, the Tenant shall, at the Tenant's sole expense, restore the building site to its condition as of the date hereof, prior to construction, to the satisfaction of Landlord.

           16. Holding Over. If the Tenant retains possession of the Building or any part thereof, by lapse of time or otherwise, after the termination of this Lease, the Tenant shall pay the Landlord rent at double the rate payable for the year immediately preceding said holdover computed on per month basis, for the time the Tenant thus remains in possession. The provisions of this paragraph do not waive the Landlord's rights of re-entry or any other right hereunder. Any retention of the Building after the termination of this lease or any extension thereof shall be considered as a month-to-month holdover unless otherwise agreed to in writing by both parties.

           17. Landlord's Remedies. All rights and remedies of the Landlord herein enumerated shall be cumulative, and this Lease shall not exclude any other right or remedy allowed herein or by law. If any provision hereof shall be held invalid or unenforceable, the remaining provisions hereof shall continue valid, enforceable and applicable.

              A. If the Tenant defaults in the payment of base rent, additional rent, or with regard to the payment of any other sums due hereunder and if said default is not remedied within ten (10) days after written demand is made by Landlord, then in any such event, Landlord may, if the Landlord so elects but not otherwise, either forthwith terminate this Lease and the Tenant's right to possession of the Building, or, without terminating this Lease, forthwith terminate the Tenant's right to possession of the Building and the Landlord may exercise any and all remedies available to it under Iowa law, including but not limited to, the foreclosure of its Landlord's lien against all tangible personal property excepting property that is confidential or otherwise proprietary in nature such as patents, copyrights, trade secrets, software programs, data and the like of the Tenant maintained within the Building.

              B. If the Tenant defaults in the prompt and full performance of any other provision of this Lease; and if such default is not remedied or prompt and full performance is not accomplished by Tenant or Tenant has not promptly instituted and is not vigorously pursuing such remedies as are necessary to rectify such default within thirty days after written demand is made by Landlord, or if the Tenant abandons the Building, then and in any such event, the Landlord may, if the Landlord so elects but not otherwise, forthwith terminate this Lease and the Tenant's right to the Building or without terminating this Lease, forthwith terminate the Tenant's right to possession of the Building and exercise any and all other remedies available to the Landlord under Iowa law, including but not limited to the foreclosure of its Landlord's lien as limited above.

              C. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon termination of the Tenant's right to possession without termination of the Lease, the Tenant shall immediately surrender possession and vacate the Building and deliver possession thereof to the Landlord, and the Tenant hereby grants to the Landlord full and free license to enter the Building with or without process of law, and to repossess and remove any and all property therefrom using such force as may be necessary, without being deemed guilty of trespass, eviction, or forcible entry or detainer, and without relinquishing the Landlord's right to rent or any other right given to the Landlord hereunder or by operation of law.

              D. Any and all property which may be removed from the Building by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled may be handled, removed and stored by the Landlord at the risk, cost and expense of the Tenant, provided, however, that Landlord shall use reasonable care and caution to prevent any damage or loss to such property in removing and storing such property. The Tenant shall pay to the Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges against such property as long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not removed from the Building or retaken from storage by the Tenant within 60 days after the end of the term, however, terminated, or any extension thereof, shall be conclusively deemed to have been forever abandoned by the Tenant.

              E. If Tenant is adjudicated to be bankrupt or is found insolvent in any court of record, or if a receiver or trustee for the benefit of Tenant's creditors is appointed, Landlord at its sole option may terminate this Lease without notice and shall be entitled to damages as provided by law or the terms hereof, provided, however, that such adjudication, finding or appointment is not set aside within 30 days or an appeal therefrom shall not be prosecuted within said 30 days and said appeal is either pending or is concluded with the determination that Tenant is not bankrupt or insolvent.

              F. If Tenant should default under the terms of this Lease, Landlord shall be entitled to all reasonable costs, charges, expenses, and attorneys' fees incurred by Landlord in connection therewith.

              G. Tenant hereby pledges and assigns to Landlord subject to purchase money security interests and prior perfected security interests all of the furniture, fixtures, goods, and tangible personal property of Tenant except that property excepted in paragraph 17A above, which shall or may be brought or put on the Building as security for the payment of the rent herein reserved and Tenant agrees that said lien hereby created by operation of law may be enforced by foreclosure or otherwise at the election of the Landlord. Tenant agrees to execute any and all financing statements, security agreements and other forms necessary to perfect this lien.

              H. Tenant hereby waives and renounces any and all exemption rights it may have now, or hereafter, under or by virtue of the constitution and laws of the state in which the Building is located or of any other state or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damages that may accrue under the terms of this Agreement.

              I. it is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do. waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever, arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Building, or any claim of injury or damage, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

              J. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Building, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

           18. Basic Finish. The Landlord agrees to provide Tenant a "shell Building" which will include the following basic interior finish:

               A.   Concrete floor.

               B.   Exterior walls with finish concrete masonry unit face.

               C. Exterior windows and doors with glazing but no interior trim.

               D. Warehouse level ambient light (approximately 10 foot candles).

               E. Two 200 amp 3 phase panels at approximately the center of the west wall of the Building.

               F. Plumbing services will be stubbed into that same location (sewer and water).

               G. The heating, venting, and air conditioning units will be in place with some main runs but no secondary runs or defusers.

               H.   Exterior landscaping and parking will be in place.

               I.   Sprinklers in place for open space.

           Landlord, at its sole cost, shall provide the above and such other improvements as are shown by the plans and specifications prepared by John Rice R.A. dated August 29, 1994 and by this reference made a part hereof.

           All interior improvements shall be completed by the Tenant consistent with floor plans, specifications, and descriptions of materials provided by the Tenant to the Landlord, and to be approved by the Landlord. The Landlord agrees to advance the costs of the Tenant's improvements in an amount not to exceed $60,000.00, and the Tenant agrees to repay said $60,000.00 at the rate of $12,000.00 per year without interest until all sums are paid in full. The parties agree to execute all necessary notes, security agreements, and financing statements to provide the Landlord with security for the repayment of said sum. The Landlord and Tenant agree to complete its respective improvements in a timely fashion. The Landlord shall commence construction on or about November 2, 1994. The Tenant shall provide Landlord with plans and specifications for Tenant improvements to be approved by Landlord which improvements shall be substantially completed within 90 days from the date Landlord releases the Building to Tenant for construction of Tenant improvements.

           19. Option to Renew. The Tenant shall have one option to renew the term of this Lease for one five-year term, which term shall commence immediately upon the expiration of the original term of this Lease. Said extension shall be upon the same terms and conditions contained herein, except for the rental rate described in this paragraph. In the event the Tenant desires to exercise its option to renew this lease, the Tenant shall notify the Landlord, in writing, not less than 120 days prior to the expiration of the term hereof. During the option period, the rent payable shall equal the rent described above, ($84,033.60 annually), adjusted by the change in the Bureau of Labor Statistics Consumer Price Index, U.S. City Average. All Urban Consumers (C.P.I.-U) for the month immediately preceding the end of the initial lease term from the index (expressed as a percentage or otherwise) for the month of October 1994. If publication of that index is terminated, a substantially equivalent successor thereto shall be used to determine the adjustment in rent during the option period.

           20. Environmental Matters. Tenant shall comply with all applicable environmental rules, regulations, and laws and the Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including reasonable attorneys' fees), arising out of a breach of or violation of any applicable environmental laws. The Tenant shall not cause any hazardous material, as described by state or federal law, to be used, generated, stored, or disposed of on, about, or under or transported to or from the building, without first receiving the landlord's written consent, which consent may be withheld for any reason and revoked at any time. The Tenant acknowledges that the Landlord shall have no liability with respect to violations of the provisions of this paragraph.

           21. Subletting and Assignment. For purposes of this paragraph, any transfer of stock, change in equity ownership within the Tenant or any change of the Tenant's capital structure shall constitute an assignment or subletting, with the exception of changes resulting from public offerings and other changes where less than 49% of the Tenant's equity ownership has been transferred. With the exception stated above, the Tenant shall not assign or sublet this Lease or any part of the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld under the following conditions:

               A. The assignee is at least as creditworthy, based upon financial statements submitted to the Landlord, as the Tenant.

               B. The assignee shall agree to abide by all the terms and conditions of this Lease.

               C. There shall be no defaults under the terms of this Lease at that time.

           Any assignment or subletting by the Tenant contrary to the terms hereof shall have the effect of accelerating all sums due hereunder during the remaining term of this Agreement, and shall constitute a default hereunder, thereby entitling Landlord to pursue any and all remedies available to it. No assignment or sublease shall relieve the Tenant of its obligations hereunder.

           22. Notices. All notice to be given by one party to the other party under this Lease shall be given in written form and mailed or delivered to the following:

              A. To the Landlord, 1400 Highway 13 S.E., Cedar Rapids, Iowa 52406-2577, or to such other person at such other address designated by Notice sent to Tenant and after commencement of the term of the address to which rent is payable.

              B. To the Tenant at the place set forth in the Schedule until Tenant takes possession of the Building, and thereafter at the Building or at such other address designated by notice to the Landlord.

           Mailed notices shall be sent by United States mail, Certified or Registered, postage prepaid. Such notice shall be deemed to have been given upon depositing in the United States mail.

           23. Quiet Possession. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy the possession of the Building without any encumbrance or hindrance by, from or through the Landlord, its successors or assigns.

           24. Miscellaneous.

               A. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives and successors, and assigns.

               B. All amounts owed to the Landlord hereunder, for which the date of payment is not expressly fixed herein, shall be paid within thirty (30) days from the date the Landlord renders statements of account therefore and shall bear interest at the rate of ten (10%) per annum thereafter until paid.

               C. Tenant shall deliver to Landlord or to its mortgagee, auditors, or prospective purchaser when requested by Landlord, a certificate to the effect that Landlord is not in default therein, or stating specifically any exceptions thereto. Failure to give such a certificate within two (2) weeks after written request shall be conclusive evidence that the Lease is in full force and effect and Landlord is not in default and Tenant shall be estopped from asserting any defaults known to Tenant at that time.

               D. In the event that all or a substantial portion of the Building is taken by eminent domain so that the Building cannot be reasonably used by Tenant for the purposes for which it is demised, then at the option of either party the Lease may be terminated, effective as of the date of the taking. In this event, the entire award shall be paid to and retained by Landlord excepting however, that Tenant may receive therefrom any portion paid on account of its moving expenses.



MYRIAD DEVELOPERS, L.C.                  UROSURGE, INC.,
an Iowa limited liability company        an                 corporation
                                           ----------------


BY  /s/ Patrick H. Murphy                BY
  ------------------------------           ------------------------------


LANDLORD                                 TENANT